UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Soliciting Material under §240.14a-12

INNOVIVA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[Forms of email communications sent to certain institutional investors by certain directors of Innoviva, Inc. in advance of the 2017 Annual Meeting of Stockholders]

[Shareholder Name],

On behalf of the Innoviva team, thank you for our discussion yesterday. We hope you found the conversation helpful. We remain available to address any follow-up questions you may have, and hope that we can count on your support.  We truly believe that this vote is important to your investment.

We very much appreciate your long-term investment and your Board welcomes your continued input and dialogue.

Thank you,

[Director]

[Shareholder Name],

Today is a very important day! On behalf of the Innoviva team, thank you for all of our discussions. We hope you found the conversations helpful. We remain available to address any follow-up questions you may have, and hope that we can count on your support.

We very much appreciate your investment and welcome your continued input and dialogue. If you have any further questions, please call / e-mail Mike or me.

Thanks,

[Director]